Exhibit 99.1

Vimeo Enters into Definitive Agreement to Be Acquired by Bending Spoons for $1.38 Billion

September 10, 2025 08:50 ET | Source: Vimeo.com, Inc.

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Vimeo stockholders to receive $7.85 per share in cash

Bending Spoons reinforces its commitment to innovation in the video platform market

NEW YORK, Sept. 10, 2025 (GLOBE NEWSWIRE) -- Vimeo, Inc. (NASDAQ: VMEO), a leading video platform for business, today announced that it has entered into a definitive agreement to be acquired by Bending Spoons, in an all-cash transaction valued at approximately $1.38 billion. Under the terms of the agreement, Vimeo shareholders will receive $7.85 per share in cash for each share of Vimeo capital stock that they own. The per-share purchase price represents a 91% premium over Vimeo’s 60-day volume-weighted average share price as of market close on September 9, 2025.

“After a disciplined review of strategic alternatives, the Board unanimously determined that this all-cash transaction delivers compelling, certain value to Vimeo shareholders and positions the company to accelerate its strategic roadmap as part of Bending Spoons,” said Glenn H. Schiffman, Chairman of the Board. “We’re confident they are the right long-term partner for our customers, employees, and brand.”

"Bending Spoons has tremendous respect for the Vimeo team, our customers and the creator community we serve,” said Philip Moyer, Vimeo CEO. “Luca and his team are committed to expanding our product across all segments: Self-Serve, OTT/Vimeo Streaming, and Vimeo Enterprise. We are excited about this partnership, which we believe will unlock even greater focus for our team and customers as we continue to strive towards our global mission to be the most innovative and trusted video platform in the world for businesses."

“We’re looking forward to welcoming Vimeo into the Bending Spoons portfolio,” said Luca Ferrari, Bending Spoons CEO and co-founder. “Vimeo is a pioneering brand in the video space, serving a passionate, global community of creators and businesses. At Bending Spoons, we acquire companies with the expectation of owning and operating them indefinitely, and we look forward to realizing Vimeo’s full potential as we reach new heights together. In particular, after closing, we’re determined to make ambitious investments in the US and other priority markets, and all key areas of the business, spanning both the creator and enterprise offerings. We'll focus on achieving even more stellar levels of performance and reliability, bringing advanced features to more customers, and continuing to release powerful and responsible AI-enabled features.”

Details of the Transaction

The transaction, which was unanimously approved by Vimeo’s Board of Directors, is expected to close in the fourth quarter of 2025, subject to customary closing conditions and approvals, including approval by Vimeo’s stockholders, and the receipt of required regulatory approvals.

Upon the completion of the transaction, Vimeo will become a privately held company and its capital stock will no longer be listed on any public stock exchange.

Financial Reporting Update

Vimeo does not currently expect to hold an earnings call for the third quarter of 2025. The Company expects to release written third-quarter earnings results for the third quarter of 2025 in accordance with SEC rules, and to continue meeting its applicable reporting obligations during the pre-close period.

Advisors

Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal advisors to Vimeo, and Allen & Company LLC as financial advisors.

Latham & Watkins LLP is serving as legal advisor to Bending Spoons. J.P. Morgan and Wells Fargo acted as joint lead financial advisors and BNP acted as financial advisor. EY Advisory SpA and EY SLT provided financial and tax due diligence services.

About Vimeo

Vimeo (NASDAQ: VMEO) is one of the world's most innovative video experience platforms. We enable anyone to create high-quality video experiences to better connect and bring ideas to life. We proudly serve our community of millions of users – from creative storytellers to globally distributed teams at the world's largest companies – whose videos receive billions of views each month. Learn more at https://www.vimeo.com.

About Bending Spoons

Bending Spoons has served a billion people across the globe through its suite of digital technology businesses, including Brightcove, Evernote, Meetup, komoot, Remini, and WeTransfer. Its products are currently used by more than 300 million people and 10 million paying customers each month.

For more information, visit bendingspoons.com.

Bending Spoons logos and photos: https://we.tl/t-NXGPsC6Gtn.

Additional Information and Where to Find It

In connection with the proposed transaction by and among Vimeo, Inc. (the “Company”), Bending Spoons US Inc. (“Parent”), Bloomberg Merger Sub Inc. (“Merger Sub”) and Bending Spoons S.P.A. (“Guarantor”), the Company expects to seek, and intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which will be sent or provided to Company stockholders, in connection with a special meeting of the Company’s stockholders for purposes of obtaining, stockholder approval of the proposed transaction. The Company may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the Proxy Statement or any other document which the Company may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS AND DOCUMENTS INCORPORATED BY REFERENCE THEREIN, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Proxy Statement (when it is available) and other documents that are filed or will be filed with the SEC by the Company through the website maintained by the SEC at www.sec.gov, the Company’s investor relations website at investors.vimeo.com or by contacting the Company’s investor relations department at investors@vimeo.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information regarding the Company’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in the Company’s proxy statement for its 2025 annual meeting of stockholders, which was filed with the SEC on April 29, 2025, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 19, 2025, and in subsequently filed Current Reports on Form 8-K and Quarterly Reports on Form 10-Q, and will be included in the Proxy Statement (when available). Company stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Company directors and executive officers in the proposed transaction, which may be different than those of Company stockholders generally, by reading the Proxy Statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by the Company, Parent, Merger Sub and Guarantor, all of which are subject to change. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “seek,” “see,” “will,” “may,” “would,” “might,” “potentially,” “estimate,” “continue,” similar expressions or the negatives of these words or other comparable terminology that convey uncertainty of future events or outcomes. All forward-looking statements by their nature address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements, including the failure to consummate the proposed transaction or to make or take any filing or other action required to consummate the proposed transaction on a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the ability of the parties to consummate the proposed transaction in the anticipated time period or at all; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approval and the requisite approval of the Company’s stockholders; (iii) potential delays in consummation of the proposed transaction; (iv) risks associated with the disruption of management’s attention from ongoing business operations due to the pendency and announcement of the proposed transaction; (v) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (vi) the Company’s ability to implement its business strategy; (vii) significant transaction costs associated with the proposed transaction; (viii) the risk that Company’s stock price may decline significantly if the proposed transaction is not consummated; (ix) the nature, cost and outcome of any potential litigation relating to the proposed transaction; (x) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (xi) the effects of the proposed transaction on relationships with employees, other business partners or governmental entities; (xii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed transaction; (xiii) legislative, regulatory and economic developments affecting the Company’s business; (xiv) general economic and market developments and conditions; (xv) the evolving legal, regulatory and tax regimes under which the Company operates; (xvi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect the Company’s financial performance; (xvii) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xviii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Proxy Statement to be filed with the SEC in connection with the proposed transaction. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” in the Company’s most recent annual and quarterly reports filed with the SEC and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed from time to time and available at www.sec.gov. While the list of factors presented here is, and the list of factors presented in the Proxy Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The forward-looking statements included herein are made only as of the date hereof. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Contact Data

Media Contacts

Vimeo: Ronda Morra,

Bending Spoons: Christy Keenan,

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